UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2009

CYMER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2009, our Board of Directors appointed Karen K. McGinnis to serve as our vice president, corporate controller and chief accounting officer, effective November 30, 2009. Ms. McGinnis, who is 43 years old, was employed by Insight Enterprises, Inc., a global provider of brand-name information technology hardware, software and services, from March 2000 to March 2009, most recently as chief accounting officer. Ms. McGinnis is a certified public accountant and received her bachelor’s degree in accounting from the University of Oklahoma. In connection with the commencement of her employment, Ms. McGinnis will enter into our standard form of Indemnification Agreement for executive officers and directors. In her position, Ms. McGinnis will be our principal accounting officer, and Rae Ann Werner’s duties and responsibilities as principal accounting officer will end concurrently with the commencement of Ms. McGinnis’ employment on November 30, 2009.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

(a) On November 19, 2009, our Board of Directors amended and restated our Bylaws effective immediately. The provisions in our Bylaws described below were changed as a result of the amendment.

1. Article 1 was amended to clarify that the street address of our registered agent is our registered office in Nevada and that we may establish offices and places of businesses within or outside of Nevada as our business requires.

2. Articles 3, 4 and 5 were amended to:

•

Clarify that the only business that shall be conducted at an annual meeting is business that is a proper matter for stockholder action under the Nevada Revised Statutes and is properly brought before the meeting;

•

Clarify the advance notice requirements and the stock ownership requirements for beneficial owners for a nomination for an election of directors by a stockholder at any annual meeting or any special meeting of stockholders at which directors are to be elected or for a proposal by a stockholder at any annual meeting;

•

Change the deadlines for stockholder notice of any nomination or other business at an annual meeting of stockholders to not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting (instead of not later than the 45th day prior to the anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting);

•

Establish the deadlines for stockholder notice of any nomination at a special meeting of stockholders at which directors are to be elected to not earlier than the 120th day and not later than the 90th day prior to such special meeting;

•

Require a stockholder proponent of a nomination or other business to disclose in the stockholder’s advance notice additional information regarding ownership interest, including a description of any derivative or short positions and borrowed or loaned shares the stockholder has with respect to our common stock;

•	Require a stockholder providing advance notice of a nomination or other business to update the information contained in the notice prior to the meeting;

•	Require a stockholder nominating a person for election as a director to include in the stockholder’s advance notice certain biographical information about each nominee; and

•

Require each nominee to complete a questionnaire that requires the nominee to disclose information on the nominee’s background and qualifications and any voting commitments or compensation arrangements the nominee may have with third parties and to agree to comply with our corporate governance standards and certain other policies and guidelines if elected.

3. Article 5.3 was added to require that we provide certain notices to stockholders of record holding uncertificated shares of our common stock.

4. Article 9.1 was amended to provide expressly for transmission of proxies by facsimile or electronic mail.

5. Out-of-date information referencing the authorized number of directors at the time the Bylaws were last amended was updated in Article 10.

6. Article 16 was amended to specify that the three required officer positions will be chief executive officer, secretary and chief financial officer (instead of president, secretary and treasurer) to conform to our actual nomenclature and to delete a requirement that our officers be appointed or re-appointed after each annual meeting of stockholders.

7. Articles 12, 17, 18, 19, 20, 21, 22 and 23 were amended to conform to the revised nomenclature and to clarify the authority and duties of our officers.

8. Article 18 was also amended to provide that the Board of Directors may delegate to the chief executive officer the power to appoint certain officers.

9. Article 24 was amended to clarify that directors may be removed from office with or without cause.

10. Article 29.1 was amended to delete an obsolete provision.

11. Certain other immaterial changes were made to move provisions within the Bylaws and to correct typographical errors.

The foregoing summary of the changes to the Bylaws is subject to, and qualified in its entirety by the amended and restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

3.1	Amended and Restated Bylaws of Cymer, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ PAUL B. BOWMAN
Date: November 25, 2009		Paul B. Bowman
Senior Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

3.1	Amended and Restated Bylaws of Cymer, Inc.